UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2016, the Board of Directors (the “Board”) of the Tennessee Valley Authority (“TVA”)
established performance measures for the Corporate Multiplier under the Winning Performance Team
Incentive Plan (“WPTIP”) and Executive Annual Incentive Plan (“EAIP”) for fiscal year (“FY”) 2017 and established Long-Term Incentive Plan (“LTIP”) performance measures and goals for the FY 2017-2019 performance cycle.

Corporate Multiplier

The Board approved the following performance measures for the Corporate Multiplier for
FY 2017: (1) Safety, (2) Total Financing Obligations and Liabilities, (3) Operating Cash Flow, (4) Net
Income, (5) Jobs Created and Retained, and (6) Board Level Significant Events. These measures are described in more detail in the table below:

Performance Measure	Description	Target
Safety	The number of recordable injuries per 200,000 employee-hours worked by TVA employees and staff augmentation contractors (excluding hearing events)	Incident-Free Environment
Total Financing Obligations and Liabilities
The total amount of net long-term debt (including unamortized premiums and discounts), net short-term debt, leaseback obligations, energy prepayment obligations, and variable interest entities less contributions to unfunded liabilities
FY 2017 Business Plan
Operating Cash Flow	Net cash provided by operating activities as shown on TVA’s Consolidated Statements of Cash Flows	FY 2017 Business Plan
Net Income	Net income as shown on TVA’s Consolidated Statements of Operations	FY 2017 Business Plan
Jobs Created and Retained	The number of new or retained jobs in TVA’s service area for which TVA has played a role in the recruitment or retention of the economic development project	67,000
Board Level Significant Events	Items (both favorable and unfavorable) that the Board deems materially significant and that affect TVA’s reputation, organizational health, or the public at large	Zero

The Board and the Chief Executive Officer (“CEO”) will jointly qualitatively assess TVA’s performance and determine the final Corporate Multiplier, which will range between 0 and 1.0, after the end of FY 2017.

The CEO will establish a single scorecard for FY 2017 that will apply to all employees who are eligible to participate in either the EAIP or the WPTIP. Use of a single scorecard reflects the collaborative efforts among business units to achieve TVA’s strategic priorities and business goals. The performance results under the scorecard will range from 0% to 150%, and these results will be multiplied by the Corporate
Multiplier to determine the incentive award payouts for participants under the WPTIP and EAIP.

The award for each WPTIP or EAIP participant may be adjusted by the participant’s supervisor based on an evaluation of the participant’s individual achievements and performance during the year. In addition, awards may be further adjusted by the Board or the CEO (1) as a result of any unusual or nonrecurring event affecting TVA or the financial statements of TVA or (2) as a result of changes in business conditions or the business strategy of TVA.

Establishment of LTIP Performance Measures and Goals for the FY 2017-2019 Performance Cycle

The Board approved LTIP performance measures for the FY 2017-2019 performance cycle. These performance measures, along with their associated weights and goals, are as follows:

FY 2017-2019 LTIP Performance Cycle

Performance Measure	Weight	Threshold (50%)	Target (100%)	Maximum (150%)
Wholesale Rate Excluding Fuel(1)	40%	Target + 2%	FY 2015 Business Plan (for FY 2017) FY 2016 Business Plan (for FY 2018) FY 2017 Business Plan (for FY 2019)	Target - 2%
Load Not Served(2)	30%	4.8	4.0	3.5
External Measures(3)	30%	80.6	88.4	96.1
Notes
(1) The Wholesale Rate Excluding Fuel measure represents TVA’s electric sales revenue excluding fuel divided by electric power sales. For the FY 2017-2019 LTIP performance cycle, the Wholesale Rate Excluding Fuel measure will be calculated using an average of the FY 2017, FY 2018, and FY 2019 results.
(2) Load Not Served is equal to the product of (i) the percentage of total load not served and (ii) the number of minutes in the period (excluding events during declared major storms and including distributor provided load not served estimates for distributor connection point interruptions caused by TVA). For the FY 2017-2019 LTIP performance cycle, the Load Not Served measure will be calculated using an average of the FY 2017, FY 2018, and FY 2019 results.
(3) For the FY 2017-2019 LTIP performance cycle, the External Measures metric will be calculated using an average of the FY 2017, FY 2018, and FY 2019 results, except for the External Performance Indicators for the TVA Nuclear Fleet, which will be based only on FY 2019 results. The External Measures metric will be based on the following measures:

Performance Measure	Weight	Threshold	Target	Maximum
External Performance Indicators for the TVA Nuclear Fleet	25%	88.0	91.0	94.0
Media Tone	15%	85.0	89.0	91.7
Stakeholder Survey	15%	81.0	82.5	84.0
Customer Loyalty	15%	64.7	66.3	68.0
Board Level Significant Events	30%	Two Unfavorable (80)	Zero (100)	Two Favorable (120)
Composite Result		80.6	88.4	96.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: August 31, 2016	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

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